Exhibit 23.2

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO * MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A-1 of our report dated April 16, 2012 relating to the consolidated financial statements of Kallo Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SCHWARTZ LEVITSKY FELDMAN llp

Toronto, Ontario	Chartered Accountants
February 11, 2013	Licensed Public Accountants

2300 Yonge Street, Suite 1500
Toronto, Ontario M4P 1E4
Tel:    416 785 5353
Fax:   416 785 5663